UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4099534
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Time Warner Center
New York, NY 10019-8016
(Address of Principal Executive Offices) (Zip Code)

HISTORIC TW INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3527249
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Time Warner Center
New York, NY 10019-8016
(Address of Principal Executive Offices) (Zip Code)

HOME BOX OFFICE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	05-0545061
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Avenue of the Americas
New York, NY 10036-6712
(Address of Principal Executive Offices) (Zip Code)

TURNER BROADCASTING SYSTEM, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	58-0950695
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One CNN Center
Atlanta, GA 30303
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.95% Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-186798 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated July 21, 2015, and the Prospectus dated February 22, 2013, copies of which were electronically transmitted for filing with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) on July 23, 2015, each of which form a part of the Registration Statement on Form S-3 (No. 333-186798) of Time Warner Inc. (the “Company”), and each of which shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

4.1	Form of the Company’s 1.95% Note due 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 21, 2015 and filed with the SEC on July 24, 2015).

4.2	Indenture dated as of March 11, 2010, among the Company, Historic TW Inc., Home Box Office, Inc., Turner Broadcasting System, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and filed with the SEC on May 5, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIME WARNER INC.

Date: August 13, 2015	By:	/s/ Howard M. Averill
		Name:	Howard M. Averill
		Title:	Executive Vice President and Chief Financial Officer

HISTORIC TW INC.

Date: August 13, 2015	By:	/s/ Edward B. Ruggiero
		Name:	Edward B. Ruggiero
		Title:	Senior Vice President & Treasurer

HOME BOX OFFICE, INC.

Date: August 13, 2015	By:	/s/ Edward B. Ruggiero
		Name:	Edward B. Ruggiero
		Title:	Senior Vice President & Assistant Treasurer

TURNER BROADCASTING SYSTEM, INC.

Date: August 13, 2015	By:	/s/ Edward B. Ruggiero
		Name:	Edward B. Ruggiero
		Title:	Senior Vice President & Assistant Treasurer